UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

National Instruments Corporation
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

National Instruments Corporation
11500 North Mopac Expressway
Austin, Texas 78759

SUPPLEMENT TO THE PROXY STATEMENT FOR THE
2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2022

This document supplements the definitive proxy statement (the “Proxy Statement”) of National Instruments Corporation (the “Company”) that was previously filed with the Securities and Exchange Commission on March 28, 2022. The Notice of 2022 Annual Meeting of Stockholders and the accompanying Proxy Statement, 2021 Annual Report and Proxy Card or voting instruction form were first made available to stockholders beginning on March 28, 2022. At the 2022 Annual Meeting of Stockholders to be held on May 10, 2022, among other matters, the Company’s stockholders are being asked to approve an increase in the number of shares reserved under the National Instruments Corporation 1994 Employee Stock Purchase Plan by 3,000,000 shares (“Proposal Two”). This supplement to the Proxy Statement (the “Supplement”) clarifies the effect of abstentions and broker non-votes on the outcome of the voting on Proposal Two.

The section entitled “Treatment of Abstentions and Broker Non-Votes” on page 2 of the Proxy Statement is accordingly amended and replaced in its entirety by the following disclosure:

Treatment of Abstentions and Broker Non-Votes

Abstentions

Abstentions will be counted for purposes of determining (i) the presence or absence of a quorum for the transaction of business, (ii) for purposes of determining the number of outstanding shares entitled to vote and voted, at the meeting (electronically) or by proxy, and (iii) for purposes of determining the number of shares issued and outstanding and entitled to vote. Thus, abstentions will have the same effect as a vote against Proposals Two, Three, Four and Five. There is no voting option to abstain with respect to Proposal One.

Broker Non-Votes

A broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the ratification of our independent registered public accounting firm in Proposal Five), or if you provide instructions on how to vote by following the instructions provided to you by your broker.

So long as a broker has discretion to vote on at least one item presented at the meeting, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. On other proposals for which the broker has expressly not voted, broker non-votes will not be counted: (i) as votes cast with respect to Proposal One, or (ii) for purposes of determining the number of outstanding shares entitled to vote, that are present at the meeting (electronically) or by proxy, with respect to Proposals Three and Four. Accordingly, broker non-votes will have no effect on the outcome of the voting on Proposal One, Three or Four. Broker non-votes will be counted for purposes of determining the number of shares issued and outstanding and entitled to vote. Accordingly, broker non-votes will have the same effect as a vote against Proposal Two. There will be no broker non-votes with respect to Proposal Five.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains important additional information. We encourage you to read this Supplement together with the Proxy Statement. From and after the date of this Supplement, any reference to the Proxy Statement will be to the Proxy Statement as supplemented hereby. If you have already returned your Proxy Card or voting instruction form or otherwise provided voting instructions, you do not need to take any action unless you wish to change your vote.